Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-122610) of Kyphon Inc. of our report dated September 20, 2006 relating to the consolidated financial statements of St. Francis Medical Technologies, Inc., which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California

January 30, 2007